Exhibit 4(a)4

NEWSTAR FINANCIAL, INC.

FOURTH AMENDMENT TO

STOCKHOLDERS AGREEMENT

THIS FOURTH AMENDMENT (this “Amendment”), entered into as of March 26, 2007 to the STOCKHOLDERS AGREEMENT entered into as of June 18, 2004, by and among NEWSTAR FINANCIAL, INC. (f/k/a Novus Capital, Inc.), a Delaware corporation (the “Corporation”) and the securityholders of the Corporation signatory thereto, as amended by the First Amendment to the Stockholders Agreement, dated August 22, 2005, the Second Amendment to the Stockholders Agreement, dated June 5, 2006 and the Third Amendment to the Stockholders Agreement, dated December 12, 2006 (collectively, the “Agreement”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

WITNESSETH:

WHEREAS, the requisite parties to the Agreement desire to amend the Agreement in accordance with Section 7.03 thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

Section 1 Amendment to Section 5.01(e). Section 5.01(e) is hereby deleted and replaced in its entirety by the following:

“(e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of Company Securities that the Registering Stockholders and the Company propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Demand Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Registering Stockholders (allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii) second, all Registrable Securities proposed to be registered by the Company.”

Section 2. Miscellaneous.

(a) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same agreement.

(c) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Agreement or of any of the provisions hereof or thereof.

(d) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

Section 3. Authorization. This Amendment has been executed by the Company and Investors holding more than sixty-six and two thirds percent (66 2/3%) of the outstanding Common Stock held by the Investors.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Stockholders Agreement to be executed as of the same day and year first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ Timothy J. Conway
	Name:	Timothy J. Conway
	Title:	NewStar Financial Chief Executive Officer

CAPITAL Z. FINANCIAL SERVICES
FUND II, L.P.

By:	Capital Z Partners, L.P., its general partner

By:	Capital Z Partners, Ltd., its general partner

By:	/s/ Craig Fisher
	Name:	Craig Fisher
	Title:	General Counsel

CAPITAL Z FINANCIAL SERVICES PRIVATE
FUND II, L.P.

By:	Capital Z Partners, L.P., its general partner

By:	Capital Z Partners, Ltd., its general partner

By:	/s/ Craig Fisher
	Name:	Craig Fisher
	Title:	General Counsel

SIGNATURE PAGE TO FOURTH AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

J.P. MORGAN CORSAIR II
CAPITAL PARTNERS, L.P.

By:	CORSAIR II, L.P., as General Partner

By:	CORSAIR II, L.L.C., as General Partner

By:	CORSAIR PTJB, as General Partner

By:	CORSAIR CAPITAL LLC, as Manager

By:	/s/ D.T. Ignacio Jayanti
	Name:	D.T. Ignacio Jayanti
	Title:	President

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C., its investment manager

By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer

SHAWMUT EQUITY PARTNERS L.P.

By:	Shawmut Capital Partners, LLC, its General Partner

By:	/s/ Daniel K. Doyle
	Name:	Daniel K. Doyle
	Title:	Managing Director

THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY

By:	/s/ Daniel A. Barras
	Name:	Daniel A. Barras
	Title:	Its Authorized Representative

SIGNATURE PAGE TO FOURTH AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

/s/ J. Daniel Adkinson
J. Daniel Adkinson

/s/ John Bray
John Bray

/s/ R. Phillip Burnaman
R. Phillip Burnaman

/s/ Thomas Calhoun
Thomas Calhoun

/s/ Robert Clemmens
Robert Clemmens

/s/ Timothy Conway
Timothy Conway

/s/ Mark Cordes
Mark Cordes

/s/ David Dobies
David Dobies

/s/ John Frishkopf
John Frishkopf

/s/ James Korinek
James Korinek

/s/ William Mallon
William Mallon

/s/ Pat McAuliffe
Pat McAuliffe

/s/ Greg Pachus
Greg Pachus

/s/ R. Scott Poirier
R. Scott Poirier

SIGNATURE PAGE TO FOURTH AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

/s/ David Roberts
David Roberts

/s/ Peter Schmidt Fellner
Peter Schmidt Fellner

/s/ Timothy Shoyer
Timothy Shoyer

/s/ Bharath Shrikrishnan
Bharath Shrikrishnan

SIGNATURE PAGE TO FOURTH AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT